UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2018

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10765	23-2077891
(State or other jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, PENNSYLVANIA 19406

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Departure of Director

We received notification on March 21, 2018 from John H. Herrell that he plans to retire from the Board of Directors of Universal Health Services, Inc. (the “Company”) when his current term expires at the Company’s Annual Meeting of Stockholders scheduled for May 16, 2018. Mr. Herrell serves as a Class I Director.

(d) Election of new Director

On March 21, 2018, the Board of Directors of the Company elected Elliot J. Sussman, M.D. to serve as a Class I Director of the Company. Dr. Sussman’s term will commence immediately and is scheduled to expire at the 2018 Annual Meeting of Stockholders scheduled for May 16, 2018. Dr. Sussman will also serve as a member of our Audit Committee, Compensation Committee and Nominating & Governance Committee.

Dr. Sussman’s compensation for his services will be consistent with the standard compensation paid to other non-employee directors of the Company, as described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on April 6, 2017.

There are no arrangements or understandings between Dr. Sussman and any other person pursuant to which Dr. Sussman was selected as a director, and there are no transactions between Dr. Sussman and the Company that would require disclosure under Item 404(a) of Regulation S-K.

(e) 2018 Annual Incentive Bonus Performance Goals

On March 21, 2018, the Compensation Committee of the Board of Directors of Universal Health Services, Inc. (the “Committee”) approved specific bonus formulae for the determination of annual incentive compensation for the Company’s executive officers pursuant to the Executive Incentive Plan (the “Plan”) for the year ending December 31, 2018. Under the formulae approved by the Committee, each of the Company’s executive officers was assigned a percentage of such executive officer’s 2018 base salary as a target bonus based upon corporate performance criteria. The corporate performance criteria target bonus award indicated below for Mr. Alan B. Miller is stipulated in his employment agreement dated July 24, 2013.

The following table shows each executive officer’s corporate performance criteria target bonus as a percentage of his or her base salary for 2018. The 2018 corporate performance criteria target awards for each of the executive officers are unchanged from the 2017 target awards. With respect to Messrs. Alan B. Miller, Marc D. Miller and Steve G. Filton, 100% of their annual incentive bonus for 2018 will be determined using the corporate performance criteria, as described below. With respect to Ms. Osteen and Mr. Pember, their 2018 annual incentive bonus will be determined utilizing: (i) 25% of their annual salary based upon the achievement of the corporate performance criteria, and; (ii) 75% of their annual salary based upon the achievement of the divisional income targets, as described below.

Name	Title	Target Award
Alan B. Miller	Chief Executive Officer and Chairman of the Board	100%
Marc D. Miller	President	65%
Steve G. Filton	Executive Vice President and Chief Financial Officer	50%
Debra K. Osteen	Executive Vice President and President-Behavioral Health Division	50%
Marvin G. Pember	Executive Vice President and President-Acute Care Division	50%

Pursuant to the Plan and the formulae approved by the Committee, each executive officer will be entitled to receive between 0% and 250% of that executive officer’s target bonus based, either entirely or in part, on the

Company’s achievement of a combination of: (i) a specified range of target levels of adjusted net income per diluted share attributable to UHS (as set forth in our Proxy Statement), and; (ii) a specified range of target levels of return on capital (adjusted net income attributable to UHS divided by quarterly average net capital) for the year ending December 31, 2018. The adjusted net income per diluted share attributable to UHS generally excludes, among other things, the impact on our provision for income taxes and net income attributable to UHS resulting from the adoption of ASU 2016-09, “Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting”, as well as other amounts, if applicable, that are nonrecurring or non-operational in nature including items such as, but not limited to, the impact of gains/losses on sales of assets and businesses, costs related to extinguishment of debt, reserves for settlements, legal judgments and lawsuits, impairments of long-lived assets and other material amounts that may be reflected in our financial statements that relate to prior years.

The divisional income targets consist of the projected aggregate pre-tax income for our Acute Care and Behavioral Health Services segments, net of deductions for the allocation of corporate overhead expenses and a charge for the estimated cost of capital. The divisional income targets generally exclude, among other things, the impact of amounts that may be nonrecurring or non-operational in nature or amounts that may be reflected in the current year financial statements that relate to prior years. The divisional income targets may be adjusted to include the impact of acquisitions or divestitures made during the year, if material.

To the extent that the actual divisional results exceeded the targets, Ms. Osteen and Mr. Pember are entitled to 75% of the following (as applied to their annual base salary) as the portion of their annual bonus that is based upon divisional income targets: (i) 25% if actual results meet divisional income targets; (ii) 50% if actual results exceed divisional income targets by the greater of 5% or $10 million; (iii) 75% if actual results exceed divisional income targets by the greater of 10% or $20 million, and; (iv) 100% if actual results exceed divisional income targets by the greater of 15% or $30 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2018	Universal Health Services, Inc.

	By:	/s/ Steve Filton
	Name:	Steve Filton
	Title:	Executive Vice President and Chief Financial Officer